Exhibit 15.1

October 10, 2001

Securities and Exchange Commission

450 Fifth Street, N.W.
Washington, DC 20549

Re:	The Goldman Sachs Group, Inc.

                 Registration Statements on Form S-8
                 (No. 333-80839)
                 (No. 333-42068)
                 Registration Statements on Form S-3
                 (No. 333-34042)
                 (No. 333-90677)
                 (No. 333-75213)
                 (No. 333-36178)
                 (No. 333-49958)
                 (No. 333-63082)

Commissioners:

      We are aware that our report dated October 9, 2001 on our review of the condensed consolidated statement of financial condition of The Goldman Sachs Group, Inc. and Subsidiaries (the “Company”) as of August 31, 2001, the related condensed consolidated statements of earnings for the three and nine months ended August 31, 2001 and August 25, 2000, the condensed consolidated statements of cash flows for the nine months ended August 31, 2001 and August 25, 2000, and the condensed consolidated statements of comprehensive income for the three and nine months ended August 31, 2001 and August 25, 2000, included in the Company’s quarterly report on Form 10-Q for the quarter ended August 31, 2001 is incorporated by reference in the registration statements referred to above. Pursuant to Rule 436(c) under the Securities Act of 1933, such report should not be considered a part of such registration statements, and is not a report within the meaning of Sections 7 and 11 of that Act.

Very truly yours,

/s/ PricewaterhouseCoopers LLP